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                                                                   EXHIBIT 11.1

COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                                 THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                      June 30,                            June 30,
                                            ------------------------------      ------------------------------
                                                1999              1998              1999              1998
                                            ------------      ------------      ------------      ------------
PRIMARY AND FULLY DILUTED:

Average shares outstanding                    17,489,812        15,685,267        17,201,618        15,630,814

Effect of dilutive stock options               1,953,433         2,037,265                --         2,037,265

Effect of shares over market                  (1,291,233)         (472,500)               --          (472,500)
                                            ------------      ------------      ------------      ------------

Total                                         18,152,012        17,250,032        17,201,618        17,195,579
                                            ============      ============      ============      ============

Net earnings (loss)                         $     44,168      $      5,198      $   (278,491)     $    105,692
                                            ============      ============      ============      ============

Primary net earnings (loss) per share       $      0.003      $      0.000      $     (0.016)     $      0.007
                                            ============      ============      ============      ============

Fully diluted earnings per share            $      0.002      $      0.000                        $      0.006
                                            ============      ============                        ============



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